As filed with the Securities and Exchange Commission on May 13, 2009

Registration No.  333-131001

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 POST-EFFECTIVE AMENDMENT NO. 3
TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

 GIANT MOTORSPORTS, INC.
(Exact name of registrant as specified in its charter)

Nevada	5900	33-1025552
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Number)	(I.R.S. Employer Identification No.)

13134 State Route 62 Salem, Ohio 44460 (440) 439-9480	Gregory A. Haehn, President and COO 13134 State Route 62 Salem, Ohio 44460 (440) 439-9480

(Address, Including Zip Code and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)	(Name, Address, Including Zip Code and Telephone Number, Including Area Code, of Agent for Service)

With copies of all correspondence to:
Scott M. Miller, Esq.
Feldman Weinstein & Smith LLP
420 Lexington Avenue, Suite 2620
New York, NY 10170
(212) 869-7000

Approximate date of commencement of proposed sale to the public:    Not Applicable

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check One):

Large Accelerated filer ☐          Accelerated filer ☐
Non-accelerated filer (Do not check if a smaller reporting company) ☐  Smaller reporting company ☑

EXPLANATORY NOTE – DEREGISTRATION OF SECURITIES

On February 13, 2006, Giant Motorsports, Inc. (the “Company”) registered 23,356,000 shares of its common stock, par value $0.001 per share (“Common Stock”) and warrants to purchase 6,314,000 shares of Common Stock (the “Warrants”), pursuant to a Registration Statement on Form S-1 (Registration No. 333-131001) (the “Registration Statement”), which was declared effective by the SEC on that date.  The Company subsequently filed Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 which was declared effective by the SEC on June 13, 2007 and Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 which was declared effective by the SEC on June 25, 2008.

The Company is filing this Post-Effective Amendment No. 3 to the Registration Statement to deregister and remove from registration all of the (1) previously registered shares of Common Stock that remain unsold under the Registration Statement and (2) all of the previously registered Warrants that remain unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment to Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salem, State of Ohio, on May 12, 2009.

GIANT MOTORSPORTS, INC.

By:	/s/ Russell A. Haehn
Russell A. Haehn, Chairman and
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Office	Date

/s/ Russell A. Haehn	Chairman, Chief Executive	May 12, 2009
Russell A. Haehn	Officer and Director
(Principal Executive Officer)

/s/ Gregory A. Haehn	President, Chief	May 12, 2009
Gregory A. Haehn	Operating Officer and Director
(Principal Financial and Accounting Officer)